UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): March 1, 2013


                          SYNERGY RESOURCES CORPORATION
                          -----------------------------
             (Exact name of Registrant as specified in its charter)


     Colorado                        001-35245                   20-2835920
--------------------         ------------------------       -------------------
(State or other                 (Commission File No.)        (IRS Employer
jurisdiction of incorporation)                               Identification No.)

                                20203 Highway 60
                           Platteville, Colorado 80651
                   -----------------------------------------
          (Address of principal executive offices, including Zip Code)


Registrant's telephone number, including area code:    (970) 737-1073
                                                       --------------

                                       N/A
                   ----------------------------------------
          (Former name or former address if changed since last report)


Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
   230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
   240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a material definitive agreement

     On March 1, 2013, Synergy Resources Corporation ("Synergy") entered into an Exploration Agreement (the "Agreement") with Vecta Oil and Gas, Ltd., a Texas limited partnership ("Vecta"), relating to certain oil and gas properties located in the Denver-Julesberg Basin, Colorado. Pursuant to the provisions of the Agreement, at closing:

     o Greenhorn Project Area Leasehold (91,837 gross and 43,757 net acres) - Synergy and Vecta shall exchange 6,977 net acres, more or less, in certain oil and gas leases located in Morgan and Weld Counties, Colorado, and Synergy shall acquire an additional 4,580 net acres from Vecta, more or less, in certain oil and gas leases located in Morgan and Weld Counties, Colorado. Following such exchange and acquisition, Synergy shall own an undivided 35% interest and Vecta shall own an undivided 65% interest in and to the 43,757 net acres, more or less, comprising the Greenhorn Project Area leasehold.

     o    Wattenberg  Extension Area Leasehold (2,758 gross and 2,023 net acres)
          - Vecta shall convey to Synergy 65% of its right, title and interest in and to certain oil and gas leases covering 2,023 net acres, more or less, in Weld County, Colorado, such acreage comprising the Wattenberg Extension Area leasehold.

     o State of Colorado Leasehold (960 gross and 960 net acres) - Vecta shall convey to Synergy 30% of its right, title and interest in and to certain oil and gas leases from the Board of Land Commissioners of the State of Colorado covering 960 net acres, more or less, in Weld County, Colorado, such acreage comprising the State of Colorado joint interest leasehold. Following such exchange and acquisition, Synergy shall own an undivided 65% interest and Vecta shall own an undivided 35% interest in and to such leasehold acreage.

     o Supplemental Greenhorn Project Area Leasehold (9,838 gross and 1,904 net acres) - Vecta shall convey to Synergy 35% of its right, title and interest in and to certain oil and gas leases covering 1,904 net acres, more or less, in Morgan and Weld Counties, Colorado, such acreage comprising supplemental Greenhorn Project Area leasehold.

     o Synergy will pay to Vecta a leasehold reimbursement fee consisting of a cash payment of $2,841,855 and the issuance to Vecta of 100,000 shares of its restricted common stock having a value, for purposes of the Agreement, of approximately $640,000.

     The closing of the Agreement is subject to the review of title to the oil and gas leases and the satisfaction of other conditions customary to a transaction of this nature. In total, the Agreement covers approximately 101,675 gross (45,661 net) acres in which Synergy will hold a 35% interest and approximately 3,718 gross (2,983 net) acres in which Synergy will hold a 65% interest. Subject to certain exceptions, it is the intention of the parties that

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the oil and gas leases under the Agreement be delivered  with an 80% net revenue interest, and each party shall reserve an overriding royalty interest, subject to proportionate reduction, equal to the difference between existing burdens and 20%; provided, however, no such overriding royalty interest shall be reserved with respect to any state or federal oil and leases or any of the oil and gas leases relating to the supplemental Greenhorn Project Area leasehold.

     Should the Agreement with Vecta close, Synergy and Vecta will work together to (a) acquire new proprietary seismic data across a portion of the oil and gas leases which are the subject of the Agreement; (b) drill a horizontal well on one of the leases to evaluate either the Greenhorn Shale or Niobrara Shale; and
(c) conduct other exploration projects in the area covered by the leases as may be mutually agreed upon. The Agreement contemplates the drilling of an initial well to test the Greenhorn formation on or before October 31, 2013.

     The Agreement names Synergy as the operator for all wells to be drilled, pursuant to the terms and conditions of a joint operating agreement. The Agreement establishes an area of mutual interest covering certain lands in in Morgan and Weld Counties, Colorado, and contains certain other provisions customary to exploration agreements.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  March 6, 2013

                                         SYNERGY RESOURCES CORPORATION



                                    By:  /s/ Frank L. Jennings
                                         ----------------------------------
                                         Frank L. Jennings, Principal Financial
                                         and Accounting Officer